UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On March 9, 2016, the Board of Directors of Cesca Therapeutics Inc. (the “Company”) increased the size of its board to five members, and appointed Dr. Xiaochun Xu as a new member of the Board of Directors of the Company pursuant to the terms of a Nomination and Voting Agreement dated February 13, 2016 by and among the Company, Boyalife Investment Inc. and Boyalife (Hong Kong) Limited (the “Voting Agreement”). The terms of the Voting Agreement were previously disclosed and described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 3, 2016 and February 13, 2016 (the “Prior Reports”). Dr. Xu is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

Dr. Xu is the Founder, Chairman and CEO of Boyalife Group. He received a Ph.D. degree in Immunology from Washington University School of Medicine (St. Louis, USA) and an Executive MBA degree from Emory University (Atlanta, USA). Since 2000 he served as a Project Leader at Pfizer, as a Director of Research at two publicly-traded companies and as a Vice President at Founder Group, a major Chinese technology conglomerate with interests in information technology, pharmaceuticals, real estate, finance, and commodities trading. Founder Group was established by Peking University in 1986.

Dr. Xu will receive an annual Board of Director retainer of $35,000 paid quarterly, and will also receive a nonqualified stock option grant of 1,250 shares. The options have a seven year life and vest monthly over one year.

Dr. Xu has not previously held any positions with the Company. Dr. Xu has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

Dr. Xu is the Chairman of Boyalife Investment Inc. and Boyalife (Hong Kong) Limited . As previously disclosed in the Company’s Prior Reports, the Company raised aggregate proceeds of $15.0 million pursuant to the Boyalife Financing Transaction with Boyalife Investment Inc. and Boyalife (Hong Kong) Limited. Together, Boyalife Investment Inc. and Boyalife (Hong Kong) hold 14,705,882 shares of the Company’s Common Stock, debentures in the aggregate principal amount of $12.5 million and warrants to purchase 70,588,235 shares of the Company’s Common Stock.

Other than the foregoing disclosure, the Company is not aware of any transaction in which Mr. Xu has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between management and Dr. Xu with respect to his appointment as a director other than the Voting Agreement.

For more information, see the Press Release attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.     Exhibit Description

99.1     Press release, titled “Cesca Therapeutics Appoints Dr. Xiaochun Xu, Chairman and CEO of Boyalife Group, to Board of Directors” dated March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: March 10, 2016	/s/ Michael Bruch
Michael Bruch, Chief Financial Officer